Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-●) pertaining to the MEMSIC, Inc. Amended and Restated 2009 Nonqualified Inducement Stock Plan of our report dated March 25, 2011, with respect to the consolidated financial statements of MEMSIC, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

Boston, Massachusetts
November 14, 2011